UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2015

GENIE ENERGY LTD.

(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

550 Broad Street, Newark, New Jersey 07102

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 17, 2015, the Compensation Committee of the Board of Directors of Genie Energy Ltd. (the “Registrant”) approved an employment agreement between the Registrant and Geoffrey Rochwarger, the Registrant’s Vice Chairman and newly appointed Chief Executive Officer of the Registrant’s subsidiary, Genie Energy E&P Ltd. (the “Employment Agreement”). Pursuant to the Employment Agreement whose term runs from June 17, 2015 through June 17, 2020, Mr. Rochwarger (i) will receive an annual base salary of $500,000, (ii) will receive an annual performance-based bonus of not less than $250,000, and (iii) may receive a discretionary bonus based on the profits of the Registrant’s subsidiary, Genie Retail Energy, Inc. The Employment Agreement also entitles Mr. Rochwarger to receive severance in the event he is terminated without cause or should he resign for good reason (as such terms are defined in the Agreement), or in the event the Registrant does not offer to extend the term of the Employment Agreement upon expiration of the term.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.01 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.01	Employment Agreement, dated June 17, 2015, between the Registrant and Geoffrey Rochwarger.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Howard S. Jonas
Howard S. Jonas
Chief Executive Officer

Dated: June 23, 2015

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EXHIBIT INDEX

Exhibit Number	Document

10.01	Employment Agreement, dated June 17, 2015, between the Registrant and Geoffrey Rochwarger.

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